Upcoming Data Center Changes End-of-life announcement for Data Center deployment and the related revenue recognition changes September 8, 2025

This investor update contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward- looking, including but not limited to risks and uncertainties related to statements about our future plans for our Data Center products, including our anticipated timeline to end-of-life such products and provide future maintenance and support, anticipated growth, customers, customer sentiments or customer purchasing activities, expectations regarding revenue recognition changes or impacts from such changes, business plans and long term strategies. We undertake no obligation to update any forward-looking statements made in this investor update to reflect events or circumstances after the date of this investor update or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. Further information on risks that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the SEC) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.atlassian.com. Forward-looking statements

A timeline of the key dates for the Data Center EOL plan is as follows: Upcoming Data Center changes On September 8, 2025, Atlassian announced plans to end-of-life (EOL) its Data Center deployment offering. We recognize the transition to Cloud will take time for some customers, and therefore we will wind down support for Data Center products through a phased approach over a multi-year period. In order to support customers who face unique requirements or challenges, we will offer an extended maintenance period for certain customers. Data Center End-of-Life Timeline Announcement End of new license sales to new customers End of license sales/expansions and app sales for existing customers End of life - Extended maintenance window opens for certain customers End of support – Approximately three years of extended maintenance for certain customers

Revenue recognition changes for future Data Center subscriptions Effective with this announcement, the value allocated to the term license and maintenance components for future Data Center subscriptions entered into after September 8, 2025 will be revised to reflect the expected EOL timeline.  We expect a higher proportion of total contract value to be attributed to the term license component, where revenue is recognized upfront in the period the subscription begins, and a lower proportion to be allocated to the ongoing support component, where revenue is recognized ratably over the subscription term.

Expected impact of Data Center revenue recognition changes We are currently assessing the impact of this announcement on revenue recognition for future Data Center subscriptions and our Condensed Consolidated Financial Statements. We expect the following areas to be impacted by the Data Center revenue recognition changes that go into effect for subscriptions entered into after September 8, 2025: What is expected to change in Fiscal 2026? What doesn’t change? • Data Center revenue subscriptions entered into after September 8, 2025 will have more revenue recognized upfront compared to subscriptions entered into prior to this date • Total revenue will increase to reflect the mechanical flow through of the Data Center revenue recognition changes • GAAP and non-GAAP gross margin • GAAP and non-GAAP operating margin • Cloud revenue • Marketplace and other revenue • Cash flow from operations • Free cash flow The table above is provided for informational purposes only and does not in any way reflect an update on our business or financial targets for Q1 or full year FY26. We will share more information on the revenue recognition impact of the EOL announcement on our Q1’26 earnings call. Additional details about the EOL announcement and timeline can be found at https://www.atlassian.com/blog/ announcements/atlassian-ascend.